Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Duke Realty Limited Partnership (the “Partnership”) on Form 10-Q for the quarter ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Darell E. Zink, Jr., Executive Vice President and Chief Financial Officer of the General Partner, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

s/ Darell E. Zink, Jr.
Darell E. Zink, Jr. Executive Vice President and Chief Financial Officer of the General Partner November 12, 2003

A signed original of this written statement required by Section 906 has been provided to Darell E. Zink, Jr., Vice Chairman, Executive Vice President and Chief Financial Officer of the General Partner and will be retained Mr. Zink and furnished to the Securities and Exchange Commission upon request.